  EXHIBIT 10.70

SECOND AMENDMENT TO FIRST AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

Between

Golden Matrix Group Inc.

and

Anthony Brian Goodman

This Second Amendment to First Amended and Restated Employment Agreement (this “Amendment”), dated and effective March 20, 2025 (the “Effective Date”), amends that certain First Amended and Restated Employment Agreement dated September 16, 2022 (as amended to date, the “Employment Agreement”), by and between Golden Matrix Group, Inc., a Nevada corporation (the “Company”) and Anthony Brian Goodman (the “Executive”). The Company and the Executive are referred to as the “Parties” and individually as a “Party”. Certain capitalized terms used below but not otherwise defined shall have the meanings given to such terms in the Employment Agreement.

WHEREAS, the Company and the Executive desire to enter into this Amendment to amend the Employment Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and other good and valuable consideration, which consideration the Parties hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1. Amendment to Employment Agreement. Effective as of the Effective Date Section C of the “Recitals” of the Employment Agreement, is amended and restated to read in its entirety as follows:

“C.

Term of Employment. Except as otherwise provided below, the Company shall employ Executive for the period commencing on the Start Date and ending on August 20, 2027 (a twelve month extension from the First Amended and Restated Employment Agreement). At the expiration of the original term or any extended term (each a “Renewal Date”), Executive’s employment hereunder shall be extended automatically, upon the same terms and conditions, for successive one-year periods, unless either party shall give written notice to the other of its intention not to renew such employment at least three months prior to such Renewal Date.”

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the day and year first above written to be effective as of the Effective Date.

EXECUTED AS AN AGREEMENT EXECUTED FOR AND ON BEHALF OF Golden Matrix Group Inc.

/s/ Weiting Feng
Weiting Feng
Chief Operating Officer

EXECUTED BY EXECUTIVE

/s/ Anthony Brian Goodman
Anthony Brian Goodman

Second Amendment to First Amended and Restated Employment Agreement

Golden Matrix Group, Inc. and Anthony Brian Goodman